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                                                                    EXHIBIT 16.1




                      [LETTERHEAD OF DELOITTE & TOUCHE LLP]

August 11, 2005

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Umpqua Holding's Corporation's Form 8-K dated August 9, 2005, and have the following comments:

     1    We agree with the statements made in paragraphs one through six.

     2 We have no basis on which to agree or disagree with the statements made in paragraphs seven and eight.

Yours truly,
/s/ Deloitte & Touche LLP